            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--

Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

    --------------------------------------------           --------------------------------------------

                                  GIVE THE                                               GIVE THE EMPLOYER
                                  SOCIAL SECURITY                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         NUMBER OF--          FOR THIS TYPE OF ACCOUNT:         NUMBER OF--

-----------------------------------------------------  -----------------------------------------------------

       1.  An individual's        The individual              9.  A valid trust,         The legal entity
       2.  account                The actual owner of             estate, or pension     (Do not furnish the
           Two or more            the account or, if              trust                  identifying number
           individuals (joint     combined funds, any                                    of the personal
           account)               one of the                                             representative or
                                  individuals(1)                                         trustee unless the
                                                                                         legal entity itself
                                                                                         is not designated
                                                                                         in the account
                                                                                         title.)(5)

       3.  Husband and wife       The actual owner of        10.  Corporate account      The corporation
           (joint account)        the account or, if         11.  Religious,             The corporation
                                  joint funds, either             charitable, or
                                  person(1)                       educational
                                                                  organization account

       4.  Custodian account of   The minor(2)               12.  Partnership account    The partnership
           a minor (Uniform Gift                                  held in the name of
           to Minors Act)                                         the business

       5.  Adult and minor        The adult or, if           13.  Association, club or   The organization
           (Joint account)        the minor is the                other tax-exempt
                                  only contributor,               organization
                                  the minor(1)

       6.  Account in the name    The ward, minor, or        14.  A broker or            The broker or
           of guardian or         incompetent                     registered nominee     nominee
           committee for a        person(3)
           designated ward,
           minor, or incompetent
           person

       7.  a. The usual           The
           revocable              grantor-trustee(1)

             savings trust                                   15.  Account with the       The public entity
              account (grantor                                    Department of
              is also trustee)                                    Agriculture in the
                                                                  name of a public
                                                                  entity (such as a
                                                                  State or
           b. So-called trust     The actual owner(1)             local government,
           account that is not a                                  school district, or
              legal or valid                                      prison) that receives
              trust under State                                   agricultural program
              law                                                 payments
       8.  Sole proprietorship    The owner(4)
           account

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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

   - A corporation.

   - A financial institution.

   - An organization exempt from tax under section 501(a), or an individual retirement plan.

   - The United States or any agency or instrumentality thereof.

   - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   - An international organization or any agency or instrumentality thereof.

   - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

   - A real estate investment trust.

   - A common trust fund operated by a bank under section 584(a).

   - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

   - An entity registered at all times under the Investment Company Act of 1940.

   - A foreign central bank of issue.

   - Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   - Payments to nonresident aliens subject to withholding under section 1441.

   - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   - Payments of patronage dividends where the amount received is not paid in money.

   - Payments made by certain foreign organizations.

   - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

   - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payers trade or business and you have not provided your correct taxpayer identification number to the payer.

   - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

   - Payments described in section 6049(b)(5) to non-resident aliens.

   - Payments on tax-free covenant bonds under section 1451.

   - Payments made by certain foreign organizations.

   - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.